Exhibit 10.2

PENN ENTERTAINMENT, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT
(Stock-Settled)

PENN Entertainment, Inc. (the “Company”) has granted to you an Award of Restricted Stock Units (“Award”) pursuant to the PENN Entertainment, Inc. 2022 Long Term Incentive Compensation Plan, as amended, as follows:

Grantee:
Date of Grant:	,20
Total Number of Restricted Stock Units:
Vesting Schedule
The Award is subject to vesting and forfeiture conditions as determined by the Compensation Committee or its delegate from time to time as set forth herein.

This Award is subject to the terms and conditions of the PENN Entertainment, Inc. 2022 Long Term Incentive Compensation Plan, as amended from time to time (the “Plan”), which is available upon request, and any rules, and regulations established by the Compensation Committee of the Board of Directors of the Company (the “Committee”) or its delegate.  Words used herein with initial capitalized letters that are not defined in this Award are defined in the Plan.

The terms provided herein are applicable to this Award.  Different terms may apply to any prior or future awards under the Plan (or a predecessor plan).  To the extent that there is a conflict between the terms of this Award and the Plan, the terms of the Plan shall govern.

I.	ACCEPTANCE OF AWARD

This Award constitutes an agreement between you and the Company.  You have reviewed all of the provisions of the Plan and this Award.  By electronically accepting this Award according to the instructions provided by the Company’s designated broker, you agree that this electronic contract contains your electronic signature, which you have executed with the intent to sign this Award, and that this Award is granted under and governed by the terms and conditions of the Plan, this Award, and the applicable provisions (if any) contained in a written employment agreement between the Company or a Subsidiary and you.  You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee or its delegate on questions relating to the Plan, this Award, and, solely in so far as they relate to this Award, the applicable provisions (if any) contained in a written employment agreement between the Company or a Subsidiary and you.

II.	GRANT OF STOCK-SETTLED RESTRICTED STOCK UNITS

Effective as of the Date of Grant, the Company has granted to you an Award of Restricted Stock Units.  Each vested Restricted Stock Unit represents the right to receive one share of the Company’s Common Stock subject to the Vesting Schedule set forth above and the vesting and forfeiture conditions described below.

III.	VESTING AND FORFEITURE

This Award is subject to forfeiture according to the Vesting Schedule set forth above and this Section III.  If your employment or service as an Employee, Consultant, or Director of the Company or a Subsidiary, as applicable, terminates for any reason (except as otherwise provided for in the Plan or below), then all of the Restricted Stock Units that have not vested at such time shall be forfeited.  You will receive no payment or shares of Common Stock for Restricted Stock Units that are forfeited.  The Restricted Stock Units will also vests in their entirety as of the occurrence of any of the following events.

A.          Death or Disability

If your employment or service as an Employee, Consultant or Director of the Company or a Subsidiary, as applicable, terminates due to your death or Disability before the Restricted Stock Units have become fully vested in accordance with the Vesting Schedule, the forfeiture restrictions on this Award shall lapse and all unvested Restricted Stock Units shall vest.

For purposes of this Award, “Disability” means a physical or mental impairment sufficient to make the Grantee who is an Employee eligible for benefits under the Company’s or Subsidiary’s long-term disability plan in which the Grantee is a participant.  A Grantee who is a Director or Consultant shall be treated as having a Disability if a physical or mental impairment would have made the Director or Consultant eligible for benefits under the Company’s or Subsidiary’s long-term disability plan had the Director or Consultant been an Employee.

B.          Change of Control

If your employment or service as an Employee, Consultant or Director of the Company or a Subsidiary, as applicable, is terminated by the Company without Cause or by you for Good Reason within two (2) years following a Change of Control (or on the date of the Change of Control), the forfeiture restrictions on this Award shall lapse, all unvested Restricted Stock Units shall vest, and the provisions of Article XIII of the Plan shall apply.

IV.	LEAVES OF ABSENCE

For purposes of this Award, your employment or service as an Employee, Consultant, or Director, as applicable, does not terminate when you go on a leave of absence recognized under the Plan.  Your employment or service will terminate when the leave of absence ends, however, unless you immediately return to active employment or service in the applicable capacity.

V.	PAYMENT FOR SHARES

There is no exercise price or other payment required from you in exchange for this Award.

VI.	CONVERSION OF RESTRICTED STOCK UNITS AND ISSUANCE OF SHARES

This Award shall be settled by the Company by the issuance of shares of Common Stock underlying the Award as soon reasonably practicable following vesting, but no later than sixty (60) days following the date on which the vesting condition is met, subject to the determination of the Committee or its delegate that any applicable vesting conditions have been met.  Subject to satisfaction of the applicable tax withholding requirements as set forth in Section X of this Award, the Company shall transfer to you one share of Common Stock for each Restricted Stock Unit that vests.  The lapse of such forfeiture restrictions means that the Common Stock underlying the Award shall be fully transferable by you, subject to compliance with Section VIII of this Award.

VII.	SHAREHOLDER RIGHTS

You are not and do not have the rights of a shareholder of the Company with respect to any shares of Common Stock underlying this Award unless and until shares of Common Stock underlying the Award have been issued and delivered to you.  After the lapse of any applicable forfeiture restrictions, the shares of Common Stock underlying the Award will be released to you in the form of a stock certificate or uncertificated shares.

VIII.	RESTRICTIONS ON RESALE

You may not sell any shares of Common Stock free from the forfeiture restrictions of this Award at a time when applicable laws or Company policies would prohibit a sale.  This restriction will apply as long as you are an Employee, Consultant or Director, as applicable.

IX.	TRANSFER OF RESTRICTED STOCK UNITS

The Restricted Stock Units subject to this Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or otherwise encumbered except in accordance with Section 12.8 of the Plan.  Any attempt at such disposition shall be void.

X.	WITHHOLDING TAXES

No shares of Common Stock will vest or be released or issued to you unless you have made arrangements, acceptable to the Company, to pay any withholding taxes that may be due.  Unless determined otherwise by the Committee, applicable tax withholding obligations not satisfied by you in cash shall be satisfied by having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the settlement of the Award a number of such shares with a Fair Market Value equal to such withholding obligation, but in no event exceeding the maximum statutory tax rates of your applicable jurisdiction (or such other rate as would not trigger a negative accounting impact).  The Fair Market Value of the shares of Common Stock retained by the Company or surrendered by you shall be determined in accordance with the Plan as of the date the tax obligation arises.

XI.	ADJUSTMENTS

As described more fully in Section 11.2 of the Plan, in the event of a stock split, a stock dividend and certain other events or transactions affecting the Common Stock, the number of Restricted Stock Units underlying this Award may be adjusted.

XII.	ELECTRONIC DELIVERY AND DISCLOSURE

The Company may deliver or disclose, as applicable, any documents related to this Award, future awards that may be granted under the Plan, the prospectus related to the Plan, the Company’s annual reports or proxy statements by electronic means or to request your consent to participate in the Plan by electronic means.  You hereby consent to receive such documents delivered electronically or to retrieve such documents furnished electronically, as applicable, and agree to participate in the Plan through any online or electronic system established and maintained by the Company or another third party designated by the Company.

XIII.	NO RIGHT TO CONTINUED SERVICE

This Award does not give you the right to continue in employment or service with the Company or Subsidiary in any capacity.  The Company or Subsidiary reserves the right to terminate your employment or service at any time, with or without cause, subject to any employment agreement or other contract.  In the event of a conflict between the terms of this Award and an employment agreement, if any, the terms of the employment agreement control.

XIV.	APPLICABLE LAW

This Award will be interpreted and enforced under the laws of the Commonwealth of Pennsylvania, without regard to its choice of law provisions.

XV.	CODE SECTION 409A COMPLIANCE

To the extent the Committee determines that this Award is subject to Section 409A of the Code and fails to comply with the requirements of such Section, the Committee reserves the right to amend, terminate or replace this Award in order to cause the Award to either not be subject to Section 409A of the Code or comply with the applicable provisions.

XVI.	ENTIRE AGREEMENT/AMENDMENT

The text of the Plan is incorporated in this Award by reference.

This Award and the Plan constitute the entire understanding between you and the Company regarding this Award.  Any prior agreements, commitments or negotiations concerning this Award are superseded.  This Award may be amended in a way that is adverse to you or your beneficiaries only by another written agreement, signed by both parties, otherwise, the rights of the Board or Grantor as set forth in the Plan control as to any modification, alteration or amendment of this Award.

PENN ENTERTAINMENT, INC.